SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement

( )  Definitive Additional Materials

( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          Fountain Powerboat Industries, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                             Post Office Drawer 457
                           1653 Whichard's Beach Road
                        Washington, North Carolina 27889



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         NOTICE is hereby given that the Annual Meeting of Shareholders of Fountain Powerboat Industries, Inc. (the "Company") will be held in the main conference room at the offices of the Company and its operating subsidiary, Fountain Powerboats, Inc., located at 1653 Whichard's Beach Road in Washington, North Carolina, at 10:00 A.M., on Tuesday, March 2, 1999. The purposes of the meeting are as follows:

1. Election of Directors. To elect seven directors of the Company for terms of one year or until their respective successors are duly elected and qualified;

2. Proposal to Approve Stock Option Plan. To approve the Company's 1999 Employee Stock Option Plan;

3. Proposal to Ratify Appointment of Independent Accountants. To ratify the appointment of Pritchett, Siler & Hardy, P.A. as the Company's independent public accountants for fiscal 1999; and

4. Other Business. To transact any other business properly presented for action at the Annual Meeting.


         YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO INSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.


                                           By Order of the Board of Directors

                                           /s/ Blanche C. Williams

                                           Blanche C. Williams
                                           Secretary

February 5, 1999

                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                             Post Office Drawer 457
                           1653 Whichard's Beach Road
                        Washington, North Carolina 27889

                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

General

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Fountain Powerboat Industries, Inc. (the "Company") of appointments of proxy for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held on Tuesday, March 2, 1999, at 10:00 A.M., local time, in the main conference room at the offices of the Company and its operating subsidiary, Fountain Powerboats, Inc. (the "Subsidiary"), on Whichard's Beach Road in Washington, North Carolina, and at any adjournments thereof. This Proxy Statement is first being sent to the Company's shareholders on or about February 5, 1999.

Action to be Taken at Annual Meeting

         At the Annual Meeting, proposals will be submitted for voting by shareholders (i) to elect seven directors for terms of one year (see "Proposal 1: Election of Directors"); (ii) to approve the Company's 1999 Employee Stock Option Plan (see "Proposal 2: Approval of 1999 Stock Option Plan"); and (iii) to ratify the appointment of the Company's independent public accountants for fiscal 1999 (see "Proposal 3: Ratification of Appointment of Independent Accountants"). Shareholders also may consider such other business as may properly be presented for action at the Annual Meeting.

Appointment and Voting of Proxies

         Persons named in the enclosed appointment of proxy to represent shareholders as proxies at the Annual Meeting (the "Proxies") are Joseph F. Schemenauer, Carol J. Price and Blanche C. Williams. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted by the Proxies in accordance with the directions contained therein. If no directions are given, such shares will be voted by the Proxies "FOR" the election of each of the nominees named herein as directors of the Company, "FOR" approval of the 1999 Employee Stock Option Plan, and "FOR" ratification of the appointment of the Company's independent accountants. On any other matters that may properly come before the Annual Meeting, the Proxies will be authorized to vote in accordance with their best judgment. In the event any nominee named in Proposal 1 for election as a director becomes unable or unwilling to serve for any reason, the Proxies will be authorized to vote for any substitute named by the Board of Directors.

Record Date

         The close of business on January 29, 1999, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on the Record Date will be eligible to vote on the matters presented for action at the Annual Meeting.

Voting Securities

         The Company's voting securities are the shares of its common stock, $.01 par value per share, of which 4,702,608 shares were outstanding on the Record Date. The Subsidiary holds 15,000 of such shares which are treated as treasury shares and are not entitled to be voted at the Annual Meeting. Otherwise, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and for each director to be elected.

Voting Procedures; Votes Required for Approval

         Under Nevada law, the seven nominees receiving the highest numbers of votes in the election of directors at the Annual Meeting will be elected, and, in order to approve Proposal 2 and Proposal 3, the votes cast in favor of such proposals must exceed the votes cast in opposition. So long as a quorum is present at the Annual Meeting, abstentions and broker non-votes will have no effect in the election of directors or in the voting on Proposals 2 or 3. Shareholders may not vote cumulatively in the election of directors.

Revocation of Appointment of Proxy

         Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses and Method of Solicitation

         The Company will pay all costs of the solicitation of appointments of proxy for the Annual Meeting, including costs of preparing, assembling and mailing this Proxy Statement. In addition to the use of the mails, appointments of proxy may be solicited personally or by telephone by the Company's directors, officers and employees.

Beneficial Ownership of Securities

         Principal Shareholders. The following table describes the beneficial ownership of shares of the Company's common stock as of the Record Date by persons known to management of the Company to beneficially own more than 5% of the Company's outstanding shares.

                  Name of                               Amount and nature of                Percent
            beneficial owner                            beneficial ownership              of class (1)
            ----------------                            --------------------              ------------
Reginald M. Fountain, Jr.
P.O. Drawer 457
Washington, North Carolina 27889..................          2,569,372 (2)                    49.72%

Triglova Finanz, A.G.
Edificio Torre Swiss Bank
Piso 16, Apartado Postal 1824
Panama 1, Republica de Panama.....................            266,500                         5.69%


(1) Percentages are calculated based on 4,702,608 total outstanding shares, minus 15,000 shares held by the Subsidiary, plus, in the case of Mr. Fountain, 480,000 additional shares that he could purchase upon the exercise of stock options he holds.

(2) Includes 2,089,372 shares as to which Mr. Fountain has sole voting and investment power, and 480,000 shares which could be purchased by Mr. Fountain from the Company upon the exercise of stock options and as to which shares he may be deemed to have sole investment power only.

         Management Ownership. The following table describes the beneficial ownership of shares of the Company's common stock as of the Record Date by the Company's current directors, nominees for election as directors, and certain executive officers, individually, and by all current directors and executive officers of the Company as a group.


             Name of                                              Amount and nature of                  Percent
       beneficial owner                                         beneficial ownership (1)             of class (1)
       ----------------                                         ------------------------             ------------
Reginald M. Fountain, Jr .................................             2,569,372 (2)                    49.72%
Darryl M. Diamond, M.D ...................................                   -0-                          --
George L. Deichmann, III .................................                   -0-                          --
Craig F. Goess ...........................................                   -0-                          --
Gary E. Mazza ............................................                46,744                         1.00%
Federico Pignatelli ......................................                   -0-                          --
Anthony J.  Romersa ......................................                   -0- (3)                      --
Mark L. Spencer ..........................................                33,525 (4)                     (6)
All current directors and executive
     officers as a group (10 persons) ....................             2,650,441 (5)                     50.99%


(1) Except as otherwise noted below, all shares shown as beneficially owned are held by the named individual or by persons included in the group with sole voting and investment power. Percentages are calculated based on 4,702,608 total outstanding shares, minus 15,000 shares held by the Subsidiary, plus, in the case of each individual and the group, the number of additional shares that could be purchased by that individual (if any) or by persons included in the group upon the exercise of stock options.

(2) Includes 480,000 shares which could be purchased by Mr. Fountain from the Company upon the exercise of stock options and as to which shares he may be deemed to have sole investment power only.

(3) Mr. Romersa holds options to purchase 30,000 shares which have not yet become exercisable. (See "Proposal 3: Approval of 1999 Employee Stock Option Plan.")

(4) Includes 30,000 shares which could be purchased by Mr. Spencer from the Company upon the exercise of stock options and as to which shares he may be deemed to have sole investment power only.

(5) Includes an aggregate of 510,000 shares which could be purchased by persons included in the group from the Company upon the exercise of stock options and as to which shares such persons may be deemed to have sole investment power only.

(6)      Less than 1.0%.

Section 16(a) Beneficial Ownership Reporting Compliance

         The Company's directors and executive officers are required by Federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company's common stock. It has come to the attention of the Company's officers and directors that they have neglected to file certain of the reports that were required to be filed at the time they took office or with respect to changes in their beneficial ownership of the Company's common stock (many of which changes related to their stock options) as follows: Darryl M. Diamond, M.D. - initial report (no transactions); George L. Deichmann, III - initial report (no transactions); Reginald M. Fountain, Jr. - five reports for five transactions; Craig F. Goess - initial report (no transactions); Gary M. Mazza - an undetermined number of reports and transactions; Federico Pignatelli - initial report and four other reports for four transactions; Anthony J. Romersa - initial report (no transactions); Mark L. Spencer - initial report and one other report for one transaction; Joseph F. Schemenauer - initial report (no transactions); Blanche C. Williams - one report for one transaction. The Company is assisting its individual officers and directors in the preparation and filing of these reports.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's bylaws provide for a Board of Directors composed of not less than three nor more than 25 members and authorize the Board of Directors to set and change the number of directors from time to time within those minimum and maximum numbers. An increase in the number of directors results in a vacancy on the Board of Directors which may be filled by the Board without shareholder approval. However, any person appointed by the Board to fill a vacancy can serve as a director only until the next meeting of shareholders at which directors are to be elected, and his or her continued service as a director would be subject to reelection by shareholders at that meeting.

         The Board of Directors currently consists of seven members whose terms will expire at the Annual Meeting, and the Board has nominated seven persons for election at the Annual Meeting as directors of the Company for new one-year terms. Six of the nominees currently serve as directors and have been nominated for reelection. The following table contains the names of and information about the nominees.

                                      Current position(s)        Year first                  Principal occupation and
         Name and age                   with the Company          elected (1)                   business experience
         ------------                   ----------------          -----------                   -------------------

Reginald M. Fountain, Jr.         Chairman, President and            1986       Officer of the Company and the Subsidiary
       (58)                       Chief Executive Officer

 Darryl M. Diamond, M.D.          Director                           1998       Retired physician, Los Angeles, CA.
       (62)

 George L. Deichmann, III         Director                           1998       Owner and President of Trent Olds-Cadillac-
       (54)                                                                     Buick-Pontiac-GMC Trucks, Inc. (auto
                                                                                dealership), New Bern, NC

Craig F. Goess                    Director                           1998       President and General Manager of Greenville
       (44)                                                                     Toyota, Inc. and Auto Truck Center of Greenville,
                                                                                Inc. (auto dealerships), Greenville, NC

Federico Pignatelli (2)           Director                           1992       U.S. representative of Eurocapital Partners, Ltd.
       (46)                                                                     (investment banking firm); Chairman of BioLase
                                                                                Technology, Inc. (medical and dental lasers)

Anthony J. Romersa                Executive Vice                     New        Officer of the Company and Subsidiary since
       (53)                       President and Chief              nominee      August 1998; previously served as Director of
                                  Operating Officer                             Planning - Marine Operations for Brunswick
                                                                                Corp., Lake Forest, IL since 1986

Mark L. Spencer                   Director                           1992       Owner of Spencer Communications (advertising
       (43)                                                                     and public relations firm), Montrose, CA since 1987;
                                                                                from 1976-1987, employed by Powerboat Magazine,
                                                                                serving as Executive Editor from 1981-1987; ESPN
                                                                                commentator covering the boating industry since
                                                                                1985.

----------------
(1) The term "year first elected" refers to the year in which each individual began his current tenure as a director of the Company. Dr. Diamond previously served as a director of the Company from 1989 through 1990.

(2) Mr. Pignatelli was first elected as a director pursuant to an agreement (made in connection with a private placement of shares of the Company's common stock) to allow Eurocapital Partners, Ltd. to designate one member of the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE. IN THE ELECTION OF DIRECTORS, THE SEVEN NOMINEES RECEIVING THE HIGHEST NUMBERS OF VOTES WILL BE ELECTED.

Director Compensation

         The Company's directors currently do not receive any fees or other compensation for their services as directors, but they are reimbursed for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

Meetings and Committees of the Board of Directors

         The Company's Board of Directors met ten times during fiscal 1998. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he served.

         The Company's Board of Directors has an Audit Committee which reviews reports of annual audits by the Company's independent auditor. Directors who currently serve as members of the committee are Messrs. Goess, Deichman, Diamond and Pignatelli. The committee met twice during fiscal 1998. The Company does not have a standing nominating committee.

Compensation Committee Interlocks and Insider Participation

         The Company's full Board of Directors considers and takes action on matters pertaining to the compensation of executive officers of the Company and the Subsidiary, and the Company does not have a standing compensation committee. During fiscal 1998, Reginald M. Fountain, Jr., who serves as Chairman, President and Chief Executive Officer of the Company and the Subsidiary, participated in deliberations of the Board of Directors pertaining to executive compensation.

Board Report on Executive Compensation

         The Company's goal is to provide an executive compensation program that will enable it to attract and retain qualified and motivated individuals as executive officers. Currently, the Company's executive compensation program includes: (a) base salary, (b) cash bonuses to selected executive officers, (c) stock options to selected executive officers, and (d) contributions to the individual accounts of all participating employees (including executive officers) under the Company's Section 401(k) salary deferral plan. In addition, the Company provides other employee benefit and welfare plans customary for companies of its size.

         Base salary paid to the Company's President and Chief Executive Officer, Reginald M. Fountain, Jr., is set by the Board of Directors from time to time based on its evaluation of Mr. Fountain's individual level of responsibility and performance and, in particular, his current leadership and direction and his historical importance in the development and growth of both the Company and the Subsidiary. For fiscal 1998, Mr. Fountain's base salary was unchanged from the amount paid in fiscal 1997. Pursuant to his employment agreement, Mr. Fountain receives a cash bonus each year equal to 5% of the Company's net income (calculated after deductions of profit sharing contributions but before deductions for income taxes), but not more than $250,000. In the case of the Company's other executive officers, salaries and cash bonuses are set by the Board of Directors in the case of Mr. Romersa, and by Messrs. Fountain and Romersa in the case of other executive officers, based on its or their judgment of the levels of responsibility, qualifications, experience and performance of the individual officers, as well as the Company's size, complexity, growth and financial performance. The amounts of contributions to the separate accounts of executive officers under the Company's 401(k) salary deferral plan are determined solely by the terms of that plan.

         Except as described above, the performance review process and, thus, the setting of salaries and the awarding of cash bonuses largely are subjective and there are no specific formulae, objective criteria or other such mechanism by which the salary of or the amount of the cash bonus paid to any executive officer, including Mr. Fountain, are tied empirically to his individual performance or to the Company's financial performance.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the Company's executive officers receive annual compensation approaching that amount, the Company's Board of Directors has not yet adopted a policy with respect to Section 162(m).

                                 The Board of Directors:

                     Reginald M. Fountain, Jr.          Gary E. Mazza
                     Darryl M. Diamond, M.D.            Federico Pignatelli
                     George L. Deichmann, III           Mark L. Spencer
                     Craig F. Goess



Executive Officers

         Reginald M. Fountain, Jr., age 58, serves as President and Chief Executive Officer of the Company and the Subsidiary. He founded the Subsidiary during 1979 and became Chief Executive Officer of the Company upon its acquisition of the Subsidiary during 1986. Mr. Fountain currently serves as Chairman, President and Chief Executive Officer of the Company and the Subsidiary.

         Anthony J. Romersa, age 53, was appointed as Executive Vice President and Chief Operating Officer of the Company and the Subsidiary during August 1998. He has over 20 years of experience in the boating industry and, prior to joining the Company, he had served as Director of Planning - Marine Operations with Brunswick Corp. since 1986.

         Joseph F. Schemenauer, age 53, was appointed Vice President - Finance and Chief Financial Officer of the Company and the Subsidiary during September 1997. Previously, he had been employed as Chief Financial Officer of Luhrs Corporation since 1995. From 1991 through 1995, he was a principal shareholder and served as Chief Financial Officer of G&S Technology, Inc., a resin formulation company. He has over 20 years of experience in a financial capacity in the boating industry, having also been employed by Great American Yachts, the Wellcraft Marine and Triumph Yachts Divisions of Genmar Industries, Inc., Donzi Marine Corporation, and Chris Craft Corporation (and its successors, Murray Chris Craft Sportboats, Inc. and Murray Chris Craft Cruisers, Inc.).

         Blanche C. Williams, age 65, has served as Secretary and Treasurer of the Company since August 1986 and has held the same positions with the Subsidiary since it was formed during 1979. She also serves as Executive Assistant to the President.

Executive Compensation

         The following table shows, for fiscal 1998, 1997 and 1996, the cash and certain other compensation paid to or received or deferred by the Company's Chief Executive Officer. No other executive officer of the Company received cash compensation during fiscal 1998 that exceeded $100,000.

                                                  SUMMARY COMPENSATION TABLE

                                                        Annual compensation
                                                                                 Other annual            All other
        Name and                                 Salary           Bonus          compensation           compensation
 principal position                  Year        ($)(1)          ($)(1)             ($)(2)                   ($)
 ------------------                  ----        ------          ------             ------                   ---

Reginald M. Fountain, Jr.           1998        $350,000         $192,023            $-0-                   $-0-
Chairman, President and             1997         350,000           78,519             -0-                    -0-
Chief Executive Officer             1996         232,154          199,984             -0-                    -0-


(1) Mr. Fountain is employed as an officer of the Subsidiary pursuant to an employment agreement entered into during 1989 which provides for a base term of one year and for automatic renewal at the end of each year for an additional one-year period until terminated as provided therein. Pursuant to the agreement, Mr. Fountain receives base salary in an amount approved by the Board of Directors (but not less than $104,000), an annual cash bonus based on the Subsidiary's net profits before taxes and before the deduction of bonuses paid to other officers, and to certain other benefits. During 1994, the Board of Directors modified the formula for calculating Mr. Fountain's annual cash bonus. The modified formula calls for an annual cash bonus in an amount equal to 5% of the Company's net income (calculated after deductions of profit sharing contributions but before deductions for income taxes), but not more than $250,000.

(2) In addition to compensation paid in cash, Mr. Fountain receives certain non-cash personal benefits. The aggregate amount of such benefits received by Mr. Fountain during each year did not exceed the lesser of $50,000 or 10% of his cash compensation for that year.

Stock Options

         The following table contains certain information regarding options to purchase shares of the Company's common stock which were held at June 30, 1998, by the officer of the Company named in the cash compensation table above.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                  Number of securities                 Value of unexercised
                                                                 underlying unexercised                    in-the-money
                                                                 options/SARs at FY-end               options/SARs at FY-end
                                 Shares
                                acquired         Value
               Name            on exercise     realized      Exercisable      Unexercisable       Exercisable       Unexercisable
Reginald M. Fountain, Jr.          -0-        $  -0-         480,000 (1)           -0-          $3,120,300 (2)         $  -0-


(1) Includes options to purchase 30,000 shares at a price of $3.94 per share which expire on March 17, 2000, and options to purchase 450,000 shares at a price of $4.67 per share which expire on August 4, 2005. Numbers of shares and exercise prices have been restated to give effect to the three-for-two stock split effected during August 1997.

(2) Reflects the difference between the aggregate market value and the aggregate exercise price of the underlying shares on June 30, 1998. The market price of the underlying shares is based on the $11.125 closing sale price of the Company's common stock on the Nasdaq National Market on June 30, 1998. The closing sale price of the Company's common stock on January 27, 1999 was $6.50, and the value of the unexercised options on that date was $765,300.

Performance Graph

         The following line graphs compare the cumulative total shareholder return (the "CTSR") on the Company's common stock during the previous five fiscal years with the CTSR over the same measurement period of the S&P 500 index and the S&P Leisure Time index. Each line graph assumes $100 invested on June 30, 1993, and that dividends were reinvested in additional shares (although the Company has never paid any cash dividends). Accumulated returns are indicated through June 30, 1998.

                Comparison of Five-Year Total Shareholder Return
[Performance Graph appears here with the following values]

                                                                              S&P Leisure Time
         Year               The Company             S&P 500 Index              (Products) 500
         ----           ----------------------     ----------------            --------------
         1993                   100.00                  100.00                     100.00
         1994                    44.18                  101.41                     100.87
         1995                   106.98                  127.84                     122.51
         1996                   213.98                  161.08                     160.03
         1997                   274.43                  216.98                     201.02
         1998                   310.49                  282.42                     242.26


Transactions with Management

         During a portion of fiscal 1998, the Company used an airplane owned by Mr. Fountain for the Company's business purposes. The Company paid Mr. Fountain $107,312 in rentals (based on the actual hours of use for Company business) and stand-by charges to reserve the airplane for the Company's exclusive use. The Company purchased the airplane from Mr. Fountain during fiscal 1998 at a price of $1,375,000 which was paid by the Company's assumption of the outstanding balance of a loan against the airplane in the principal amount of $959,179 and the issuance to Mr. Fountain of the Company's promissory note in the principal amount of $415,821. The promissory note bears interest at a variable rate per annum equal to the prime lending rate and is secured by a second lien on the airplane. Interest paid by the Company to Mr. Fountain on the promissory note during fiscal 1998 was $26,509.

         Mark L. Spencer is a director of the Company and is President and sole shareholder of Spencer Communications which has been retained by the Company to provide it with advertising and public relations services. Pursuant to their arrangement, the Company pays $7,500 per month for the services of Mr. Spencer's company, together with additional amounts for printing and production costs and other associated expenses. During fiscal 1998, the aggregate amount paid by the Company to Mr. Spencer's company was $288,915.


             PROPOSAL 2: APPROVAL OF 1999 EMPLOYEE STOCK OPTION PLAN

         During January 1999, the Company's Board of Directors approved, subject to approval by the Company's shareholders, the 1999 Employee Stock Option Plan (the "Plan") which provides for the issuance of options to purchase ("Options") shares of the Company's common stock ("Common Stock") to officers and other full-time employees of the Company and its subsidiaries ("Optionees," including the Company's executive officers, but excluding any director who is not also a full-time employee of the Company). The purpose of the Plan generally is to assist the Company in attracting and retaining officers and employees whose interests are the same as those of shareholders, and to provide an additional incentive for employees to whom Options are granted to perform at levels that will expand and improve the profits and prosperity of the Company, thereby enhancing shareholder value. A proposal to approve the Plan will be presented for action by shareholders at the Annual Meeting.

         The Plan will be administered by the Company's Board of Directors or, at its option, by a committee (the "Committee") appointed by and consisting of two or more members of the Board of Directors who are not employees of the Company or any of its subsidiaries and, subject to adjustment as described below, generally provides for the issuance and sale of up to an aggregate of 120,000 shares of Common Stock upon the exercise of Options. At the discretion of the Committee, Options granted under the Plan may be incentive stock options ("ISOs") pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or they may be nonqualified stock options ("NSOs"). Among other things, the Board of Directors or its Committee is authorized to make all determinations regarding the persons to whom and numbers of shares for which Options will be granted, to specify certain of the terms of Options granted, and to interpret and establish rules and to make all determinations and take all other actions relating to and reasonable or advisable in administering the Plan. To the extent permitted by applicable law, members of the Board of Directors will be indemnified by the Company for any legal expenses and liability incurred in connection with the administration of the Plan.

         The price per share (the "Exercise Price") of Common Stock covered by each Option granted will be set by the Board of Directors or its Committee at the time that Option is granted, but may not be less than 100% of the fair market value (as determined in the manner described in the Plan) of a share of Common Stock at the time the Option is granted (or 110% in the case of an ISO granted to an Optionee who owns more than 10% of the voting power of the outstanding Common Stock). (Based on the closing sale price of the Common Stock on the Nasdaq Stock Market on January 27, 1999, the fair market value of a share of Common Stock was approximately $6.50.

         Each Option will become exercisable as specified by the Board of Directors or its Committee at the time of grant and, to the extent not previously exercised, will expire and may not thereafter be exercised after the earlier of: (i) the expiration date of the Option set at the time of grant (which may be no more than 10 years after the date of grant, or 5 years in the case of an ISO granted to an Optionee who owns more than 10% of the voting power of the Common Stock), (ii) the date the Optionee resigns or on which his or her employment is terminated for "cause" (as defined in the Plan), (iii) 90 days following the termination of the Optionee's employment as a result of his or her disability or retirement, or (iv) 90 days following the termination of the Optionee's employment other than for cause. With respect to ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock for which all such Options granted to any Optionee may become exercisable for the first time in any calendar year may not exceed $100,000; and, in connection with any Option granted, the Board of Directors or its Committee may impose such other restrictions or conditions as it may deem appropriate, including a schedule by which an Option will become exercisable as to a portion of the shares it covers over a period of time.

         No payment will be received by the Company upon the grant of an Option, but, at the time an Option is exercised, the Optionee must make full payment in cash of the aggregate Exercise Price for shares being purchased. Optionees will have no rights as stockholders of the Company with respect to any shares covered by Options granted to them until those Options have been exercised, the Exercise Price of such shares has been paid to the Company, and certificates for those shares have been issued to the Optionees.

         In the event of increases, decreases or changes in the outstanding Common Stock resulting from a stock dividend, recapitalization, reclassification, stock split, consolidation, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, then the Board of Directors or its Committee will make such adjustment as it, in its sole discretion, deems to be appropriate in the aggregate number and kind of shares which may be issued and for which Options may be granted under the Plan and which are covered by each then outstanding Option, and in the Exercise Price of each unexercised Option. In the event of the dissolution or liquidation of the Company, the sale of substantially all its assets, or a merger or consolidation or similar reorganization or transaction in which the Company is not the surviving entity, and if provision is not made in such transaction for the continuance of the Plan or for assumption of outstanding Options or the substitution of new options covering shares of the successor entity, then each outstanding Option shall become fully vested and immediately exercisable prior to the effective date of such transaction and, to the extent not exercised, shall terminate on such effective date.

         The Board of Directors may, from time to time, amend, modify, suspend, terminate or discontinue the Plan without notice. However, no such action will adversely affect any Optionee's rights under any then outstanding Option without such person's prior written consent, and, except as required to comport with changes in the Code, any modification or amendment of the Plan that (i) increases the aggregate number of shares of Common Stock that may be issued upon the exercise of Options, (ii) changes the formula by which the Exercise Price is determined, (iii) changes the provisions of the Plan with respect to the determination of persons to whom Options may be granted, or (iv) otherwise materially increases the benefits accruing to Optionees under the Plan, will be subject to the approval of the Company's shareholders. Consistent with the terms of the Plan, the Board of Directors or its Committee may modify, extend or renew any outstanding Option pursuant to a written agreement with the Optionee. The Plan will expire on the date ten years after the date of its adoption by the Board of Directors, but Options granted prior to such expiration will continue to exist and may be exercised in accordance with their terms until they have expired by their own separate terms, even if after the expiration date of the Plan itself.

         ISOs granted under the Plan are intended to qualify for certain favorable income tax treatment. Under the Code, an Optionee is not taxed in the year in which an ISO is exercised. If an Optionee holds stock purchased upon the exercise of an ISO for a period of at least two years following the date of grant and at least one year from the date the ISO is exercised (or dies while owning the stock) then, upon disposition of the stock (or upon death while owning the stock), he or she will realize capital gain equal to the excess of the sale price of the stock over the Exercise Price. If the Optionee disposes of the stock before the holding periods have expired, the excess of the fair market value of the stock at the time the Option was exercised over the Exercise Price will be treated as ordinary income. The Company will not be permitted to take a tax deduction at any time in connection with ISOs unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. In the year in which an NSO is exercised, the Optionee will realize ordinary income equal to the excess of the fair market value of the stock at the time of exercise over the Exercise Price, and the Company is allowed to take a deduction for the same amount. At its discretion, the Company may withhold from an Optionee's salary or any other amount due to such Optionee (or from shares being purchased upon the exercise of an Option), or, as a condition of exercising the Option, require the Optionee to pay to it in cash, the amount of any required tax withholdings for which the Company is responsible.

         Under Nevada law, the creation and adoption of the Plan is a matter within the business judgment of the Board of Directors, but rules of the Nasdaq Stock Market require that the adoption of a stock option plan be approved by the Company's shareholders. Additionally, shareholder approval is required under the Internal Revenue Code in order that options issued under the Plan may qualify as ISOs. Therefore, a proposal to approve the Plan will be submitted for action by shareholders at the Annual Meeting.

         At the time the Plan was adopted by the Company's Board of Directors, an Option was granted to one of the Company's executive officers. That Option is in the form of an ISO and was granted subject to approval of the Plan by the Company's shareholders. If the Plan is not approved at the Annual Meeting, the Option will not become exercisable and will terminate. Certain information regarding the Option is contained in the following table.

                                                                                 Exercise                Number
                             Name or group                                         price               of shares
                             -------------                                         -----               ---------
Anthony J. Romersa  (Executive Vice President
     and Chief Operating Officer).......................................          $5.00                  30,000
All current executive officers of the
     Company as a group (1).............................................           5.00                  30,000
All current directors of the Company (who
     are not executive officers) as a group (2).........................            N/A                     -0-
All nominees for election as directors as a group (1)...................           5.00                  30,000
All current employees (other than
     executive officers) as a group.....................................           N/A                      -0-

----------
(1)      Includes only Mr. Romersa.

(2) Directors who are not employees of the Company are not eligible to participate in the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL
2. TO BE APPROVED, THE VOTES CAST IN FAVOR OF PROPOSAL 2 AT THE ANNUAL MEETING MUST EXCEED THE VOTES CAST IN OPPOSITION.


       PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Company's current independent certified public accounting firm, Pritchett, Siler & Hardy, P.A., has been appointed by the Board of Directors to serve as the Company's independent accountants again for fiscal 1999, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. A representative of Pritchett, Siler & Hardy, P.A. is not expected to attend the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL
3. TO BE APPROVED, THE VOTES CAST IN FAVOR OF PROPOSAL 3 AT THE ANNUAL MEETING MUST EXCEED THE VOTES CAST IN OPPOSITION.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be presented for action at the Annual Meeting. However, should other matters properly be presented for action, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         Any proposal of a shareholder which is intended to be presented for action at the annual meeting of the Company's shareholders to be held following the end of fiscal 1999 must be received by the Company at its principal executive offices in Washington, North Carolina, no later than October 8, 1999, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy issued in connection with that meeting. In order for such a proposal to be included in the Company's proxy statement and form of appointment of proxy, the person submitting it must own, beneficially or of record, at least 1% or $1,000 in market value of shares of the Company's common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting.


                             ADDITIONAL INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998 (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING. REQUESTS FOR COPIES SHOULD BE DIRECTED TO CAROL J. PRICE, DIRECTOR OF INVESTOR RELATIONS, FOUNTAIN POWERBOAT INDUSTRIES, INC., POST OFFICE DRAWER 457, WASHINGTON, NORTH CAROLINA 27889 (TELEPHONE 252-975-2000).

********************************************************************************
                                    APPENDIX



                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                             Post Office Drawer 457
                           1653 Whichard's Beach Road
                        Washington, North Carolina 27889

            APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Joseph F. Schemenauer, Carol J. Price and Blanche C. Williams, or any of them, as proxies (the "Proxies"), with full power of substitution, to vote the shares of the common stock of Fountain Powerboat Industries, Inc. (the "Company") held of record by the undersigned on January 29, 1999, at the Annual Meeting of the Company's Shareholders (the "Annual Meeting") to be held in the main conference room at the Company's offices at 1653 Whichard's Beach Road in Washington, North Carolina, at 10:00 A.M. on Tuesday, March 2, 1999, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as indicated below on the proposals listed below.

         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3. SHOULD OTHER MATTERS BE PRESENTED FOR ACTION AT THE ANNUAL MEETING, THE PROXIES ARE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. IN THE EVENT ANY NOMINEE NAMED BELOW FOR ELECTION AS A DIRECTOR BECOMES UNABLE OR UNWILLING TO SERVE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR ANY SUBSTITUTE NAMED BY THE BOARD OF DIRECTORS.

         THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE RECORD HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

         IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE ANNUAL MEETING IF YOU SO DESIRE.



         PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

             FOUNTAIN POWERBOAT INDUSTRIES, INC. 1999 ANNUAL MEETING



1.       ELECTION OF DIRECTORS.    Proposal to elect the seven nominees named below as directors of the Company for one-
         year terms or until their successors are duly elected and qualified.

         1 - Reginald M. Fountain, Jr.    2 - Darryl M. Diamond, M.D.  [ ] FOR all  nominees           [ ]  WITHHOLD
         3 - George L. Deichmann, III     4 - Craig F. Goess               listed to the left (except       AUTHORITY to vote
         5 -  Federico Pignatelli         6 - Anthony J. Romersa           as specified below)              for all nominees listed
         7 - Mark L. Spencer                                                                                to the left

              (Instruction:  To withhold authority to vote for any individual   ----------------------------------------------------
                nominee(s), write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                ----------------------------------------------------

2.       PROPOSAL TO APPROVE STOCK OPTION PLAN.                                  [ ] FOR   [ ] AGAINST  [ ]  ABSTAIN
         Proposal to approve the Company's 1999 Employee Stock
         Option Plan.

3.       PROPOSAL TO RATIFY APPOINTMENT OF
         INDEPENDENT ACCOUNTANTS.    Proposal to                                 [ ] FOR   [ ] AGAINST  [ ]  ABSTAIN
         ratify the appointment of Pritchett, Siler & Hardy, P.A.,
         as the Company's independent accountants for fiscal
         1999.

4. OTHER BUSINESS. On such other matters as may be presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

                                            Date                                No. of Shares
                                                  ----------------------------


Check appropriate box Indicate changes below:                                   ----------------------------------------------------
     Address Change? [ ]    Name Change? [ ]

                                                                                ----------------------------------------------------
                                                                                Signature(s) in Box

                                                                                Instruction: Please sign exactly as your name
                                                                                appears on this appointment of proxy. Joint owners
                                                                                of shares should both sign. Fiduciaries or other
                                                                                persons signing in a representative capacity should
                                                                                indicate the capacity in which they are signing.


                                                                      APPENDIX B


                       FOUNTAIN POWERBOAT INDUSTRIES, INC.

                         1999 EMPLOYEE STOCK OPTION PLAN

         FOUNTAIN POWERBOAT INDUSTRIES, INC. (the "Company") hereby adopts this 1999 EMPLOYEE STOCK OPTION PLAN (the "Plan") as further described herein.

                                    ARTICLE I
                            PURPOSE AND SCOPE OF PLAN

1.1      Purpose.

The purpose of the Plan is to encourage the continued service of officers and employees of the Company or any company which is a subsidiary of the Company (a "Subsidiary"), and to provide an additional incentive for such officers and employees to expand and improve the profits and prosperity of the Company and its Subsidiaries, by granting them options to purchase shares of the Company's common stock. The Plan also will assist the Company and its subsidiaries in recruiting and retaining persons to serve as officers and employees of the Company and its Subsidiaries.

1.2      Stock Subject to Plan.

Pursuant to and in accordance with the terms of the Plan, options ("Options") may be granted from time to time to purchase shares of the Company's common stock, $.01 par value per share ("Common Stock").

The aggregate number of shares of Common Stock which may be sold upon the exercise of Options granted under the Plan is 120,000 shares, which maximum number is subject to adjustment as provided in Paragraph 6.1 hereof. Shares of Common Stock sold by the Company upon the exercise of Options granted hereunder, at the sole discretion of the Company, may be issued from the Company's authorized but unissued shares, or be issued and outstanding shares purchased by the Company on the open market or in private transactions. In the event an Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, then, to the extent the Plan shall remain in effect, the shares covered by the unexercised portion of such Option shall again be available for the grant of Options under the Plan.

1.3      Effective Date.

The Plan shall become effective as of January 12, 1999 (the "Effective Date," which is the date of adoption of the Plan by the Company's Board of Directors); provided, however, that notwithstanding anything contained herein to the contrary, the Plan shall be subject to approval of the Company's shareholders by a vote of the holders of at least a majority of the shares of the Company's Common Stock present and voted at a meeting of the Company's shareholders held in accordance with Nevada law. Options may be granted pursuant to the Plan prior to receipt of such approvals, but any such Options granted shall be subject to, and may not become exercisable until, receipt of such approvals.

1.4 Termination Date. Unless sooner terminated as provided herein, the Plan shall terminate at 5:00 P.M. on January 11, 2009 (the "Termination Date"). Following the Termination Date, no further Options may be granted under the Plan, but such termination shall not effect any Option granted prior to the Termination Date.

                                   ARTICLE II
                                   DEFINITIONS

2.1 Company. "Company" refers to Fountain Powerboat Industries, Inc. and to any successor to the Company which shall have assumed or become liable for the Company's obligations pursuant to any Option granted or Option Agreement entered into pursuant to the Plan.

2.2 Board. "Board" refers to the Company's Board of Directors.

2.3 Committee. "Committee" refers to the committee of and appointed or designated by the Board to administer the Plan as described in Article III below.

2.4 Common Stock. "Common Stock" refers to the common stock of the Company, par value $.01 per share.

2.5 Date of Grant. The "Date of Grant" of an Option refers to the effective date of action by the Committee granting such Option.

2.6 Employee. "Employee" refers to any person who is a full-time employee of the Company or of any of the Company's Subsidiaries.

2.7 Exercise Price. "Exercise Price" refers to the price per share to be paid by an Optionee for the purchase of Option Stock upon the exercise of an Option.

2.8 Expiration Date. "Expiration Date" refers to the date set by the Committee at which time any unexercised portion of an Option automatically will terminate and be of no further force or effect.

2.9 Modification, Extension or Renewal. "Modification" refers to any change in an Option which alters or modifies the original terms, conditions or benefits of the Option granted to the Optionee. "Extension" refers to the granting to the Optionee of an additional period of time within which to exercise the Option beyond the Expiration Date originally prescribed in the Option Agreement. "Renewal" refers to the granting of an Option to the Optionee with the same rights and privileges and on the same terms and conditions as contained in an original Option after expiration or termination of the original Option.

2.10 Non-Employee Director. "Non-Employee Director" refers to a member of the Board who satisfies the definition of that term contained in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

2.11 Option. "Option" refers to a right granted to an Employee by the Company pursuant to the Plan to purchase shares of Common Stock at the Exercise Price set by the Committee for such Option and on the terms and conditions set forth herein and in the Option Agreement relating to such Option.

2.12 Option Agreement. "Option Agreement" refers to a formal written agreement executed between the Company and an Optionee setting forth the terms and conditions of an Option.

2.13 Option Stock. "Option Stock" refers to the shares of Common Stock covered by an Option and which may be purchased by the Optionee upon the exercise, in whole or in part, of such Option.

2.14 Optionee. "Optionee" refers to an Employee to whom an Option is granted pursuant to the Plan.

                                   ARTICLE III
                               PLAN ADMINISTRATION

3.1      General.

The Plan shall be administered by the Committee which shall be composed solely of two or more Non- Employee Directors. Members of the Committee shall serve at the pleasure of the Board, and the Board, from time to time and at its discretion, may remove members from (with or without cause) or add members to the Committee or fill any vacancies on the Committee, however created. Alternatively, the Board may, by resolution, elect that the Plan be administered by the full Board rather than a Committee. During any such time as the Board shall administer the Plan, all references herein to the "Committee" shall be deemed to refer to the Board and all actions taken by the Board in the administration of the Plan shall be taken in the form of resolutions approved by the Board.

3.2      Duties.

In its administration of the Plan, the Committee shall have the authority, power and duty:

(a) to make any and all determinations regarding persons who are eligible to receive Options under the Plan;

(b) to construe and interpret the terms and provisions of the Plan and any and all Option Agreements entered into pursuant to the Plan;

(c) to make, adopt, amend, rescind, and interpret such rules and regulations not inconsistent with the Plan or law as it from time to time deems reasonable and necessary for the interpretation and administration of the Plan;

(d) to prescribe the form or forms of the Option Agreements and other instruments evidencing or relating to any Options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

(e)      to determine:

       (i) the Employees to whom Options shall be granted pursuant to the Plan and the timing of such grant or grants, and to cause Options to be granted to Employees it selects;

       (ii) the number of shares of Option Stock to be covered by each Option granted;

     (iii) the Exercise Price to be paid for Option Stock upon exercise of the Option as set forth in the Option Agreement and as determined in accordance with Paragraph 4.3 hereof;

      (iv) the Expiration Date of each Option granted, and the period within which any such Option may be exercised;

       (v) any other term and/or condition of each Option (which need not be identical from Option to Option) so long as not inconsistent with the Plan; and,

(f) to make all other determinations and take all other actions provided for herein or deemed by it, in its discretion, to be necessary or advisable to administer the Plan in a proper and effective manner.

3.3      Meetings and Voting.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it shall deem necessary or desirable. A majority of the members of the Committee shall constitute a quorum for all matters with respect to administration of the Plan, and acts of a majority of the members of the Committee present at meetings at which a quorum is present, or acts reduced to and approved in writing by all of the members of the Committee without a meeting, shall be valid acts of the Committee.

3.4      Choice of Form of Option.

The Committee shall have the discretion to cause any Option granted pursuant to the Plan to be granted with the intent that it qualify for treatment as an "Incentive Stock Option" (an "ISO") as defined in ss.422 of the Internal Revenue Code of 1986, as amended (the "Code"), or with the intent that it be treated as a "Nonqualified Stock Option" (an "NSO"). ISOs and NSOs shall collectively be referred to herein as "Options" unless reference is specifically made only to one or the other, and, in the case of any such reference only to one, such reference shall be deemed to be made to the exclusion of the other.

3.5      Effect of Committee Action.

All actions, decisions and determinations of the Committee in connection with the grant of Options or the administration, interpretation or construction of, or questions or other matters concerning, the Plan or any Option granted, shall
(i) be made consistent and in accordance with the terms of the Plan and, with respect to an ISO, shall be designed to cause the Plan and each such ISO to continue to comply with applicable provisions of the Code, and (ii) shall be final, conclusive and binding on all persons, including the Company, its shareholders, Optionees and any other person claiming any interest in any Option; provided, however, that any action, decision, interpretation or determination, other than those respecting the actual grant of Options, shall be subject to review by the Board of Directors either on its own initiative, at the request of the Committee or on application of any aggrieved party. In such a case, the determination of the Board of Directors on such review shall be final and binding on all affected parties.

3.6      Indemnification.

To the extent permitted by applicable law, and in addition to such other rights of indemnification that members of the Committee may have as Directors of the Company, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be made a party by reason of any action taken or omitted in good faith under or in connection with administration of the Plan or any Option granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that any such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided, however, that within thirty (30) days after institution of any such action, suit or proceeding, such Committee member(s) shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

                                   ARTICLE IV
                           GRANT AND TERMS OF OPTIONS

4.1      Authorization to Grant Options.

Pursuant to the Plan, from time to time prior to the Termination Date the Company may grant Options to Employees to purchase shares of Common Stock. Options may only be granted by action of the Committee, and no person shall have any rights under the Plan or with respect to any Option except pursuant to such action of the Committee.

4.2      Number of Shares.

The number of shares of Option Stock covered by each Option shall be set by the Committee at the time such Option is granted and shall be specified in the Option Agreement evidencing such Option; provided, however, that the number of shares of Option Stock covered by Options granted from time to time to any one Employee under the Plan may not exceed 40% of the aggregate number of shares of Common Stock originally available for the grant of Options under the Plan from time to time. The number of shares of Option Stock covered by each Option shall be subject to adjustment in the manner described in Paragraph 6.1 below.

4.3      Exercise Price.

At the time an Option is granted, the Committee shall set the Exercise Price applicable to such Option. The Exercise Price shall be determined by the Committee in the manner described below and shall be specified in the Option Agreement evidencing the Option. The Exercise Price applicable to each Option shall be subject to adjustment in the manner described in Paragraph 6.1 below.

The Exercise Price for each share of Option Stock covered by an Option shall not be less than one hundred percent (100%) of the fair market value of one share of the Common Stock on the Date of Grant of such Option (the "Fair Market Value"). The Fair Market Value on any particular date shall be, (i) if the Common Stock is not then listed on the Nasdaq Stock Market, the fair market value of a share of the Common Stock as determined by the Committee in its sole discretion in such manner as it shall deem to be reasonable and appropriate, or, (ii) if the Common Stock is listed on the Nasdaq Stock Market, the closing sale price of the Common Stock as quoted by Nasdaq on such date.

4.4      Option Agreements.

Each Option granted under the Plan shall be evidenced by an Option Agreement which shall be executed and delivered by the Optionee and by or on behalf of the Company and which shall (i) specify whether such Option is intended to be an ISO or an NSO, (ii) contain such other information as is provided or permitted herein to be contained in the Option Agreement, and (iii) not contain any provisions inconsistent with the Plan. Following the execution of an Option Agreement evidencing an Option, such Option shall be effective as of the Date of Grant of such Option.

4.5      Limits on Grant of ISOs.

Notwithstanding anything contained herein to the contrary:

(a) in the case of an ISO granted to an Employee who owns, immediately before the ISO is granted, more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company, the Exercise Price per share with respect to such ISO, as determined by the Committee and stated in the Option Agreement, shall not be less than one hundred ten percent (110%) of the Fair Market Value as of the Date of Grant of the ISO; and,

(b) the aggregate Fair Market Value (determined as of the Date of Grant of the Option) of the Option Stock for which an Optionee may be granted ISOs exercisable for the first time in any calendar year (including ISOs granted under all option plans of the Company or any of its Subsidiaries) shall not exceed $100,000. This $100,000 limitation shall not apply to the grant of NSOs.

                                    ARTICLE V
                               EXERCISE OF OPTIONS

5.1      Waiting Period.

In connection with the grant of an Option, the Committee may, at its option, specify a "Waiting Period" in connection with the exercise of such Option. In such event, the Option may not be exercised unless and until the Optionee shall have completed a period of continuous, full time service in the employment of the Company or any of its Subsidiaries following the Date of Grant of the Option equal to the Waiting Period set by the Committee and specified in the Option Agreement evidencing that Option, but thereafter, subject to earlier termination as described herein, may be exercised as provided herein and in the Option Agreement evidencing such Option. No such Waiting Period shall not operate to extend the Expiration Date or other date of termination of an Option set forth or provided for herein or in the Option Agreement evidencing such Option.

5.2      Term; Conditions on Exercise; Expiration or Termination.

The Expiration Date of each Option shall be set by the Committee at the time the Option is granted and shall be specified in the Option Agreement evidencing the Option, but in no event shall be more than ten years following the Date of Grant of the Option. However, notwithstanding any thing contained herein to the contrary, in the case of an ISO granted to an Employee who owns, immediately before the ISO is granted, more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company, the Expiration Date shall not be more than 5 years following the Date of Grant of the ISO.

Subject to the other terms and conditions contained in the Plan, each Option may be exercised by the Optionee at such times or intervals and on such other terms and conditions (if any) as are determined by the Committee and specified in the Option Agreement evidencing the Option.

Notwithstanding anything contained herein or in any Option Agreement to the contrary, to the extent that an Option shall not previously have been exercised in the manner required by the Plan, it shall expire and terminate at 5:00 P.M. on its Expiration Date. In addition to the termination provisions set forth above, Options granted pursuant to the Plan shall terminate or may be terminated as provided in Paragraphs 5.7 and 6.1 below. Upon the expiration or termination of all or any portion of an Option, such Option or portion thereof shall, without any further act by the Company, expire and no longer be exercisable or confer any rights to any person to purchase shares of Common Stock under the Plan.

5.3      Notice of Exercise.

To exercise an Option in whole or in part, the Optionee or other person then entitled to exercise the Option or portion thereof shall notify the Company by delivering written notice of such exercise (a "Notice of Exercise") to the President or the Secretary of the Company. Such written notice shall be substantially in the form attached hereto as Exhibit A and shall specify the number of shares of Option Stock to be purchased. A Notice of Exercise shall not be effective (and the Company shall have no obligation to sell any Option Stock to the Optionee pursuant to such Notice) unless it satisfies the terms and conditions set forth herein and actually is received by the Company as provided above prior to the Expiration Date or other termination of the Option to be exercised.

In the event an Option or portion thereof is being exercised by a person other than the Optionee (as provided in Paragraph 5.7(c) below), the Notice of Exercise shall be accompanied by appropriate proof of the right of such person(s) to exercise the Option.

5.4      Payment Upon Exercise.

The Exercise Price of Option Stock being purchased upon the exercise of an Option (in part or in whole) shall be paid by the Optionee in full at the time of such exercise. Such payment may be made (i) in cash, (ii) by official bank check, bank money order or other certified funds, or (iii) in the discretion of the Committee, by a combination thereof. No Option Stock shall be issued or delivered until full payment of the Exercise Price therefor has been made.

5.5      Restrictions.

At the time an Option is granted, the Committee shall have the authority, in its sole discretion, to impose restrictions of any nature on the exercise of such Option (including restrictions in the form of a schedule by which an Option becomes exercisable in increments over a period of time) and on the Option Stock acquired by the Optionee upon such exercise. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of Option Stock acquired through exercise of any Option for such periods as the Committee may determine. Any such restrictions imposed by the Committee shall be specified in the Option Agreement.

5.6      Nontransferability.

Options granted hereunder shall not be assignable or transferable except by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, may be exercised only by him. More particularly, but without limiting the generality of the foregoing, an Option may not be sold, assigned, transferred (except as noted herein), pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

5.7      Termination of Employment.

(a) Voluntary and Involuntary Terminations. In the event an Optionee's employment with the Company or any Subsidiary shall terminate or be terminated prior to the Expiration Date of his or her Option for any reason other than his or her death or "Disability" (as defined below), then the status of the Optionee's Option shall be as specified below. Authorized leaves of absence and transfers of employment by an Optionee between the Company and a Subsidiary, or between two Subsidiaries, without a break in service, shall not constitute terminations of employment for purposes of the Plan.

         The Committee shall determine whether any other absence for military or government service or for any other reasons shall constitute a termination of employment for purposes of the Plan, and the Committee's determination shall be final.

                (i) If, prior to the Expiration Date of his or her Option, an Optionee voluntarily terminates his or her employment with the Company or any of its Subsidiaries other than as a result of "Retirement" (as defined below), then, to the extent it shall not previously have been exercised in the manner required by the Plan, the Option immediately shall terminate and be of no further force or effect on the effective date of such termination of employment.

               (ii) If, prior to the Expiration Date of his or her Option, an Optionee voluntarily terminates his or her employment with the Company or any of its Subsidiaries as a result of "Retirement" (as defined below), the Option shall remain in effect and, to the extent it shall not previously have been exercised, the Optionee shall have the right to exercise the Option at any time before but not later than 5:00 P.M. on the 90th day following the effective date of such Retirement (but not later than the Expiration Date of the Option) in accordance with the terms of the Plan and, to the extent not so exercised, at that time the Option shall terminate and be of no further force or effect.

                           The termination of an Optionee's employment with the Company or any of its Subsidiaries which is treated as a "retirement" under the terms of any qualified retirement plan maintained by the Company from time to time, or the termination of an Optionee's employment at such earlier time or under such other circumstances as the Committee shall agree in writing to treat as "Retirement" for purposes of the Plan, shall be deemed to be a "Retirement" for purposes of the Plan.

               (iii) If, prior to the Expiration Date of his or her Option, an Optionee's employment is terminated by the Company or any of its Subsidiaries other than for "Cause" (as defined below), the Option shall remain in effect and, to the extent it shall not previously have been exercised, the Optionee shall have the right to exercise the Option at any time before but not later than 5:00 P.M. on the 90th day following the date of such termination (but not later than the Expiration Date of the Option) in accordance with the terms of the Plan and, to the extent not so exercised, at that time the Option shall terminate and be of no further force or effect.

               (iv) If, prior to the Expiration Date of his or her Option, an Optionee's employment is terminated by the Company or any of its Subsidiaries for Cause, then, to the extent it shall not previously have been exercised in the manner required by the Plan, the Option immediately shall terminate and be of no further force or effect on the earlier of the date such termination of employment is effective or the date on which the determination is made to terminate the Optionee's employment for Cause.

                           For purposes of this Paragraph 5.7(a), the Company or its Subsidiary shall have "Cause" to terminate an Optionee's employment upon a determination by the Company or its Subsidiary, in good faith, that the Optionee (1) has failed in any material respect to perform or discharge his duties or responsibilities of employment in a reasonably competent manner, (2) is engaging or has engaged in willful misconduct, insubordination, or other conduct, which is detrimental to the business of the Company or its Subsidiary or which has had or likely will have a material adverse effect on the Company's or its Subsidiary's business or reputation; or (3) has violated or failed to comply with any of the Company's or its Subsidiary's policies or procedures (including any employee codes of conduct) that are applicable to him or her.

                           For purposes of this Plan, the determination of whether any termination of an Optionee's employee was for Cause shall be within the sole discretion of the Committee.

(b) Disability of Optionee: If, prior to the Expiration Date of his or her Option, an Optionee becomes "Disabled" (as defined below) and, as a result, his or her employment with the Company or any of its Subsidiaries is terminated, the Option shall remain in effect and, to the extent it shall not previously have been exercised, the Optionee's Option shall remain in effect and the Optionee shall have the right to exercise the Option at any time before but not later than the 90th day following the effective date of such termination (but not later than the Expiration Date of the Option) in accordance with the terms of the Plan and, to the extent not so exercised, at that time the Option shall terminate and be of no further force or effect. For purposes of this Paragraph 5.7(b), an Optionee shall be considered "Disabled" at such time as he or she is determined to be permanently disabled such as would qualify the Optionee for benefits under the Company's long term disability insurance plan which is applicable to the Optionee.

(c) Death of Optionee: If, prior to the Expiration Date of his or her Option, an Optionee shall die while employed by the Company or a Subsidiary, then, following the date of the Optionee's death, the Option shall remain in effect and, to the extent it shall not previously have been exercised, the Optionee's designated beneficiary (determined either by will or other writing delivered to the Committee in advance), or if no designated beneficiary, the personal representative of his estate, shall have the right to exercise the Option at any time before but not later than 5:00 P.M. on the Expiration Date of the Option in accordance with the terms of the Plan and, to the extent not so exercised, at that time the Option shall terminate and be of no further force or effect. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option after the death of such Optionee under the terms of this Plan.

5.8      Modification, Extension and Renewal of Options.

Subject to the provisions of Paragraph 6.1 below, any Option may be Modified, Extended or Renewed (as those terms are defined in Article II) only upon the agreement of the Committee and the Optionee. Any such agreement shall be in the form of a written amendment to the Option Agreement evidencing the Option being Modified, Extended or Renewed and which shall set forth the terms of any such Modification, Extension or Renewal.

5.9      Other Provisions.

In addition to the items required to be in the Option Agreement evidencing an Option, such Option Agreement may contain such other terms, conditions and provisions applicable to such Option or the exercise thereof (including any and all limitations or restrictions as shall be necessary to comply with any applicable federal and state securities laws and regulations) as the Committee shall, at its sole discretion, deem necessary or desirable; provided, however, that the Committee may not impose any such terms, conditions or provisions that are inconsistent with any provisions of the Plan.

5.10     Issuance of Option Stock.

A stock certificate representing the number of shares of Option Stock purchased by the Optionee upon the proper exercise of an Option shall be issued and delivered by the Company as soon as practicable after receipt of a valid and effective Notice of Exercise and full payment of the Exercise Price relating to those shares. Such certificate shall be delivered to or on the written order of the person exercising the Option.

                                                    ARTICLE VI
                                                GENERAL PROVISIONS

6.1 Adjustment of Options.

(a)      Changes in Capitalization; Stock Splits and Dividends. In the event of
         (i) any dividend payable by the Company in shares of Common Stock, or
         (ii) any recapitalization, reclassification, split-up, consolidation or combination of, or other change in or offering of rights to the holders of, Common Stock, or (iii) an exchange of the outstanding shares of Common Stock for a different number or class of shares of stock or other securities of the Company in connection with a merger, consolidation or other reorganization of or involving the Company (provided the Company shall be the surviving or resulting corporation in any such merger or consolidation), then the Committee shall, in such a manner as it shall determine in its sole discretion, appropriately adjust the number and class or kind of shares which may be issued under the Plan and of the securities which shall be subject to outstanding Options and/or the Exercise Price applicable to any outstanding Option, all computed on a basis prior to the event described in such event. However, in no event shall any such adjustment change the aggregate Exercise Price for Option Stock to be purchased upon the exercise of any Option.

         Subject to review by the Board of Directors of the Company, any such adjustments made by the Committee shall be consistent with changes in the Company's outstanding Common Stock resulting from the above events and, when made, shall be final, conclusive and binding on all persons, including, without limitation, the Company, its shareholders and each Optionee or other person having any interest in any Option so adjusted. Any fractional shares resulting from any such adjustment shall be eliminated. However, notwithstanding anything contained herein to the contrary, no Option which is intended to be an ISO shall be adjusted in a manner that causes the Option to fail to continue to qualify as an ISO.

(b) Dissolution; Merger or Consolidation; Sale of Assets. In the event of a dissolution or liquidation of the Company, the sale of substantially all the Company's assets, or a merger or consolidation of the Company with or into any other corporation or entity (or any other such reorganization or similar transaction) in which the Company is not the surviving or resulting corporation, and if a provision is not made in such transaction for the continuance of this Plan or the assumption of Options by any successor to the Company or for the substitution for Options of new options covering shares of any successor corporation or a parent or subsidiary thereof, then, in such event, and to the extent such Options have not previously been exercised, all rights of Optionees pursuant to all outstanding Options shall terminate and be of no further effect immediately prior to the effective time of such dissolution, liquidation, sale, merger, consolidation or other reorganization (or at such other time and pursuant to such rules and regulations as the Committee shall determine and promulgate to the Optionees). However, to the extent such Options shall not previously have been exercised, and notwithstanding any provisions of the Plan or any Option Agreement to the contrary, each such Option shall become exercisable, and may be exercised, in full immediately prior to the effective time of any such event. The Committee shall give each Optionee at least ninety (90) days prior written notice of the effective time of an event which gives rise to an immediate purchase right under this Paragraph 6.1.

(c) Miscellaneous. The grant of an Option shall not affect in any way the right or power of the Company to (i) enter into or effect any adjustment, recapitalization, reclassification, reorganization or any other change in the Company's capital or business structure or its business, (ii) to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets, or (iii) to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof.

6.2      Rights as a Shareholder.

Neither an Optionee nor any other person shall have any rights as a stockholder with respect to any shares of Option Stock covered by an Option until such Option shall have been validly exercised in the manner described herein and in the Option Agreement relating to such Option, full payment of the Exercise Price has been made for such shares, and a stock certificate representing the Option Stock purchased upon such exercise shall have been registered on the Company's stock records in the name of and delivered to such person. Except to the extent of adjustments made pursuant to Paragraph 6.1 above, no adjustment on behalf of the Optionee shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date for determining the shareholders entitled to receive the same is prior to the date of registration and delivery of the stock certificate(s) representing the Option Stock.

6.3      No Right to Employment.

Neither the Plan nor the grant of an Option, nor any Option Agreement evidencing any such Option, is intended or shall be deemed or interpreted to constitute an employment agreement or to confer upon an Optionee any right of employment with the Company or any of its Subsidiaries, including without limitation any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere with, restrict or otherwise limit in any way the right of the Company or any Subsidiary to discharge or terminate the employment of any Optionee at any time for any reason whatsoever, with or without Cause.

6.4      Legal Restrictions.

If in the opinion of legal counsel for the Company the issuance or sale of any shares of Option Stock by the Company pursuant to the exercise of an Option would not be lawful without registration under the Securities Act of 1933 (the "1933 Act") or without some other action being taken, or for any other reason, or would require the Company to obtain approval from any governmental authority or regulatory body having jurisdiction deemed by such counsel to be necessary to such issuance or sale, then the Company shall not be obligated to issue or sell any Option Stock pursuant to the exercise of any Option to any Optionee or to any other authorized person unless a registration statement that complies with the provisions of the 1933 Act in respect of such shares is in effect at the time thereof and all other required or appropriate action has been taken under and pursuant to the terms and provisions of the 1933 Act or other applicable law, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other action, would not constitute a violation of the 1933 Act or other applicable law, or unless any such required approval shall have been obtained. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of Option Stock to any Optionee or other authorized person.

The Committee, as a condition of the grant of an Option and/or the exercise thereof, may require that the Optionee execute one or more undertakings in such form as the Committee shall prescribe to the effect that such shares are being acquired for investment purposes only and not with a view to the distribution or resale thereof.

6.5      No Obligation to Purchase Shares.

The granting of an Option pursuant to the Plan shall impose no obligation on the Optionee to purchase any shares covered by such Option.

6.6      Payment of Taxes.

Each Optionee shall be responsible for all federal, state, local or other taxes of any nature as shall be imposed pursuant to any law or governmental regulation or ruling on any Option or the exercise thereof or on any income which an Optionee is deemed to recognize in connection with an Option. If the Committee shall determine to its reasonable satisfaction that the Company or any of its Subsidiaries is required to pay or withhold the whole or any part of any estate, inheritance, income, or other tax with respect to or in connection with any Option or the exercise thereof, then the Company or such Subsidiary shall have the full power and authority to withhold and pay such tax out of any shares of Common Stock being purchased by the Optionee or from the Optionee's salary or any other funds otherwise payable to the Optionee, or, prior to and as a condition of exercising such Option, the Company may require that the Optionee pay to it in cash the amount of any such tax which the Company, in good faith, deems itself required to withhold.

6.7      Choice of Law.

The validity, interpretation and administration of the Plan, any Option Agreement, and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Nevada. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Nevada, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained.

6.8      Modification of Plan.

The Board, upon recommendation of the Committee, may, from time to time, amend, modify, suspend, terminate or discontinue the Plan at any time without notice, provided, however, that no such action by the Board shall adversely affect any Optionee's rights under any then outstanding Options without such Optionee's prior written consent; and, provided further that, except as shall be required to comport with changes in the Code, any modification or amendment of the Plan that (i) increases the aggregate number of shares of Common Stock which may be issued upon the exercise of Options (other than as provided in Paragraph 6.1 above), (ii) changes the formula by which the Exercise Price is determined,
(iii) changes the provisions of the Plan with respect to the determination of Employees to whom Options may be granted or, (iv) otherwise materially increases the benefits accruing to Optionees under the Plan, shall be subject to the approval of the Company's shareholders. In the event the Board shall terminate or discontinue the Plan, such action shall not operate to deprive any Optionee of any rights theretofore acquired by him or her under the Plan, and any Options outstanding as of the date of any such termination shall remain in full force and effect according to their terms as though the Plan had not been terminated.

6.9      Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

6.10     Notices.

Except as otherwise provided herein, any notice which the Company or an Optionee may be required or permitted to give to the other under this Plan shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. Notice, if to the Company, shall be sent to its President at the address of the Company's then current corporate office. Any notice sent by mail by the Company to an Optionee shall be sent to the most current address of the Optionee as reflected on the records of the Company or its Subsidiaries as of the time said notice is required. In the case of a deceased Optionee, any notice shall be given to the Optionee's personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative's status as such and has informed the Company of the address of such representative by notice pursuant to this Paragraph 6.10.

6.11     Conformity With Applicable Laws and Regulations.

With respect to persons who are subject to Section 16 of the 1934 Act, the Plan and each Option granted and transaction under it are intended to, and shall be interpreted so as to, be consistent with the requirements, and satisfy applicable conditions, of Rule 16b-3 of the Securities and Exchange Commission (as such Rule may be modified, amended or superseded from time to time). To the extent any provision of the Plan or any Option Agreement, or any action by the Committee or the Board, shall fail to so comply, then, to the extent permitted by law and deemed advisable by the Committee, such provision or action shall be deemed null and void.

6.12     Successors and Assigns.

Subject to Paragraph 5.6 above, this Plan shall bind and inure to the benefit of the Company, any Optionee, and their respective successors, assigns, personal or legal representatives and heirs.

6.13     Severability.

It is intended that each provision of this Plan shall be viewed as separate and divisible, and in the event that any provision hereof shall be held to be invalid or unenforceable, the remaining provisions shall continue to be in full force and effect.

6.14     Titles.

Titles of Articles and Paragraphs are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and shall not serve as a basis for interpretation or construction of this Plan.

6.15     Gender and Number.

As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its corporate name by its President, attested by its Secretary and its corporate seal to be hereto affixed, all by authority duly given by the Board.

         As of this the 12th day of January, 1999.

                                        FOUNTAIN POWERBOAT INDUSTRIES, INC.


                                        By: /s/ Reginald M. Fountain, Jr.
                                            ------------------------------------
                                                      President

ATTEST:


/s/ Blanche C. Williams
----------------------------
    Secretary